BROWN & WOOD
One World Trade Center
New York, N.Y. 10048-0557
Telephone: 212-839-5300
Facsimile 212-839-5599




                                        October 24, 1995



Merrill Lynch California Municipal Series Trust
P.O. Box 9011
Princeton, New Jersey  08543-9011

Dear Sir or Madam:

     This opinion is furnished in connection with the notice (the "Notice") to be filed by Merrill
Lynch California Municipal Series Trust, a
Massachusetts business trust (the "Trust"), with the Securities and Exchange Commission pursuant to Rule 24f-2 under the Investment
Company Act of 1940, as amended.  The
Notice is being filed to make definite the registration under the Securities Act of 1933, as amended, of 3,120,495 shares of beneficial interest, par value $0.10 per share, of the Trust
(the "Shares") which were sold during the Trust's fiscal year ended August 31, 1995.
The Shares consist of 2,443,010 shares of beneficial interest of Merrill Lynch California
Insured Municipal Bond Fund (the "California
Insured Fund") and 677,485 shares of
beneficial interest of Merrill Lynch California
Municipal Bond

Fund (the "California Fund").
The California Insured Fund and the California
Fund are the two existing series of the Trust.
     As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares.
In addition, we have examined and are familiar with the Declaration of Trust of the Trust, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.
     Based upon the foregoing, we are of the
opinion that the Shares were legally issued, fully paid and non-assessable.
     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould, dated October 19, 1995, rendered to the Trust.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an attachment to the Notice.
                                   Very truly yours,